Exhibit 10.4

Form of Award Notice

[The information set forth in this Award Notice will be contained on the related pages on Merrill Lynch Benefits Website (or the website of any successor company to Merrill Lynch Bank & Trust Co., FSB). This Award Notice shall be replaced by the equivalent pages on such website. References to Award Notice in this Agreement shall then refer to the equivalent pages on such website.]

This notice of Award (the “Award Notice”) sets forth certain details relating to the grant by the Company to you of the Award identified below, pursuant to the Plan. The terms of this Award Notice are incorporated into the Agreement that accompanies this Award Notice and made part of the Agreement. Capitalized terms used in this Award Notice that are not otherwise defined in this Award Notice have the meanings given to such terms in the Agreement.

Employee:
Employee ID:
Address:
Award Type:
Grant ID:

Plan:	Amgen Inc. Amended and Restated 2009 Equity Incentive Plan, as amended and/or restated from time to time
Grant Date:

Grant Price:	$________
Number of Shares
Covered by Option:

Expiration Date:	The [______ (__th)] anniversary of the date of this Award
Vesting Date:            Means the vesting date indicated in the Vesting Schedule

Vesting Schedule:	Means the schedule of vesting set forth under Vesting Details

Vesting Details:	Means the presentation (tabular or otherwise) of the Vesting Date and the quantity of Shares vesting.

IMPORTANT NOTICE REGARDING ACCEPTANCE OF THE AWARD AND THE REQUIREMENT TO OPEN A BROKERAGE ACCOUNTi:

RESIDENTS OF THE U.S. AND PUERTO RICO:  Please read this Award Notice, the Plan and the Agreement (collectively, the “Grant Documents”) carefully.  If you, as a resident of the U.S. or Puerto Rico, do not wish to receive this Award and/or you do not consent and agree to the terms and conditions on which this Award is offered, as set forth in the Grant Documents, then you must reject the Award by contacting the Merrill Lynch call center (800) 97AMGEN (800-972-6436) within the U.S., Puerto Rico and Canada or +1 (609) 818-8910 from all other countries (Merrill Lynch will accept the charges for your call) no later than the forty-fifth

i This provision is only for use on the form of grant used for the U.S. and Puerto Rico.

1

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

calendar day following the day on which this Award Notice is made available to you, in which case the Award will be cancelled.  For the purpose of determining the forty-five calendar days, Day 1 will be the day immediately following the day on which this Award Notice is made available to you. Your failure to notify the Company of your rejection of the Award within this specified period will constitute your acceptance of the Award and your agreement with all terms and conditions of the Award, as set forth in the Grant Documents. If you agree to the terms and conditions of your grant and you desire to accept it, then no further action is needed on your part to accept the grant. However, you must still open a brokerage account as directed by the Company, by 1:00 pm Pacific Time on or before the date that is 11 months after the date of grant. This step is necessary to process transactions related to your equity grant. If you do not open a brokerage account by this deadline, your grant will be cancelled.

2

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

GRANT OF STOCK OPTION AGREEMENT

THE SPECIFIC TERMS OF YOUR STOCK OPTION ARE FOUND IN THE PAGES RELATING TO THE GRANT OF STOCK OPTIONS FOUND ON MERRILL LYNCH BENEFITS WEBSITE (OR THE WEBSITE OF ANY SUCCESSOR COMPANY TO MERRILL LYNCH BANK & TRUST CO., FSB) (THE “AWARD NOTICE”) WHICH ACCOMPANIES THIS DOCUMENT. THE TERMS OF THE AWARD NOTICE ARE INCORPORATED INTO THIS GRANT OF STOCK OPTIONS.

On the Grant Date, specified in the Award Notice, Amgen Inc., a Delaware corporation (the “Company”), has granted to you, the grantee named in the Award Notice, under the plan specified in the Award Notice (the “Plan”), an option (the “Option”) to purchase the number of shares of the $0.0001 par value common stock of the Company (the “Shares”) specified in the Award Notice, pursuant to the terms set forth in this Stock Option Agreement, any special terms and conditions for your country set forth in the attached Appendix A and the Award Notice (together, the “Agreement”). This Option is not intended to qualify and will not be treated as an “incentive stock option” within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (together with the regulations and other official guidance promulgated thereunder, the “Code”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Plan.

The terms and conditions of your Option are as follows:

I.        Subject to the terms and conditions of the Plan and this Agreement, on each Vesting Date the Option shall vest with respect to the number of Shares indicated on the Vesting Schedule, provided that you have remained continuously and actively employed with the Company or an Affiliate (as defined in the Plan) through each applicable Vesting Date, unless [(i) your employment has terminated due to your Voluntary Termination (as defined in Section IV(A)(5)) or (ii)]*ii you experience a Qualified Termination (as defined in Section IV(B)(4)), or as otherwise determined by the Company in the exercise of its discretion as provided in Section IV(A)(7). This Option may only be exercised for whole shares of the Common Stock, and the Company shall be under no obligation to issue any fractional Shares to you. Subject to the limitations contained herein, this Option shall be exercisable with respect to each installment on or after the applicable Vesting Date. Notwithstanding anything herein to the contrary, the Vesting Schedule may be accelerated (by notice in writing) by the Company in its sole discretion at any time during the term of this Option. In addition, if not prohibited by local law, vesting may be suspended by the Company in its sole discretion during a leave of absence as provided from time to time according to Company policies and practices; provided, that, in no event shall any such suspension extend the term of this Option beyond the Expiration Date set forth on the Award Notice and in this Agreement.

II.        (1)    The per share exercise price of this Option is the Grant Price as defined in the Award Notice, being not less than the Fair Market Value of the Common Stock on the date of grant of this Option.

(2)    To the extent permitted by applicable statutes and regulations, payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has become exercisable by you by means of (i) cash or a check, (ii) any cashless exercise procedure through the use of a brokerage arrangement approved by the Company, or (iii) any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion.

(3)    To the extent permitted by applicable statutes and regulations, if, at the time of exercise, the Company’s Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment of the exercise price may be made by delivery of already-owned Shares of a value equal to the exercise price of the Shares for which this Option is being exercised. The already-owned Shares must have been owned by you for the period required to avoid adverse accounting treatment and owned free and clear of any liens, claims, encumbrances or security interests. Payment may also be made by a combination of cash and already-owned Shares.

ii Section IV (A) (5) of this Agreement is not applicable to awards identified by the Administrator as new hire, retention or promotion grants and the provisions of such selection shall be reserved and references thereto identified by an asterisk (*) shall be omitted from the agreements evidencing such grants.

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

Notwithstanding the foregoing, the Company reserves the right to restrict the methods of payment of the exercise price if necessary or advisable to comply with applicable law or regulation, as determined by the Company in its sole discretion.

III.Notwithstanding anything to the contrary contain herein, the Company shall not take any actions that would violate the Securities Act, the Exchange Act, the Code, or any other securities or tax or other applicable law or regulation, or the rules of any Securities Exchange. The Company, in its sole discretion, may impose any timing or other restrictions with respect to the exercise of this Option arising from compliance with any securities or tax laws or other rules or regulations. Notwithstanding anything to the contrary contained herein, this Option may not be exercised and no Shares underlying the Option will be issued unless such Shares are then registered under the Securities Act, or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act, and that the issuance satisfies all other applicable legal requirements. If the Option cannot be exercised and expires during this period, you will forfeit the Option and no Shares or value will be transferred to you.

IV.    (A)    The term of this Option commences on the Grant Date and, unless sooner terminated as set forth below or in the Plan, terminates on the [_______ (__th)] anniversary of the date of this Option (the “Expiration Date”). This Option shall terminate prior to the Expiration Date as follows: three (3) months after the termination of your employment with the Company or an Affiliate (as defined in the Plan) for any reason or for no reason, including if your employment is terminated by the Company or an Affiliate without Cause (as defined below), or in the event of any other termination of your employment caused directly or indirectly by the Company or an Affiliate, unless:

(1)    such termination of your employment is due to your Permanent and Total Disability (as defined below), in which case the Option shall terminate on the earlier of the Expiration Date or five (5) years after termination of your employment and the vesting of the Option shall be accelerated and the Option shall be fully exercisable, subject to your execution of a general release and waiver in a form provided by the Company, as of the day immediately preceding such termination of your employment with respect to the Option, except that if the Option was granted in the calendar year in which such termination occurs, the Option shall be accelerated to vest with respect to a number of Shares equal to the number of Shares subject to the Option multiplied by a fraction, the numerator of which is the number of complete months you remained continuously and actively employed during such calendar year, and the denominator of which is twelve (12), and any portion of the Option (if any) that remains unvested shall automatically expire and terminate on the date of the termination of your active employment due to your Permanent and Total Disability without consideration therefor;

(2)    such termination of your employment is due to your death, in which case the Option shall terminate on the earlier of the Expiration Date or five (5) years after your death and the vesting of the Option shall be accelerated and the Option shall be fully exercisable as of the day immediately preceding your death with respect to the Option, except that if the Option was granted in the calendar year in which your death occurs the Option shall be accelerated to vest with respect to a number of shares equal to the number of shares subject to the Option multiplied by a fraction, the numerator of which is the number of complete months you remained continuously and actively employed during such calendar year, and the denominator of which is twelve (12), and any portion of the Option (if any) that remains unvested shall automatically expire and terminate on the date of termination of your active employment due to your death without consideration therefor;

(3)    during any part of such three (3) month period, this Option is not exercisable solely because of the condition set forth in Section III above, in which event this Option shall not terminate until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your employment;

(4)    exercise of this Option within three (3) months after termination of your employment with the Company or with an Affiliate would result in liability under Section 16(b) of the Exchange Act, in which case this Option will terminate on the earlier of: (a) the tenth (10th) day after the last date upon which exercise would result in such

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

liability; (b) six (6) months and ten (10) days after the termination of your employment with the Company or an Affiliate; or (iii) the Expiration Date;

(5)    [such termination of your employment is due to your voluntary termination (and such voluntary termination is not the result of Permanent and Total Disability (as defined below)) after you are at least sixty five (65) years of age, or after you are at least fifty-five (55) years of age and have been an employee of the Company and/or an Affiliate for at least ten (10) years in the aggregate as determined by the Company in its sole discretion according to Company policies and practices as in effect from time to time (“Voluntary Termination”), in which case this Option shall terminate on the earlier of the Expiration Date or five (5) years after termination of your employment and the unvested portions of this Option will become exercisable pursuant to the Vesting Schedule without regard to your Voluntary Termination of your employment prior to the Vesting Date, subject to your execution of a general release and waiver in a form provided by the Company, with respect to the Option; if the Option was granted in the calendar year in which your Voluntary Termination occurs, the Option will become exercisable pursuant to the Vesting Schedule only with respect to a number of Shares equal to the number of Shares subject to the Option multiplied by a fraction, the numerator of which is the number of complete months you remained continuously and actively employed during such calendar year, and the denominator of which is twelve (12), and any portion of the Option (if any) that remains unvested shall automatically expire and terminate on the date of the termination of your active employment due to your Voluntary Termination without consideration therefor; notwithstanding the definition of Voluntary Termination set forth above, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in your jurisdiction that would likely result in the favorable treatment upon Voluntary Termination described above being deemed unlawful and/or discriminatory, then the Committee will not apply the favorable treatment described above;][Reserved]* iii

(6)    such termination of your employment is due to a Qualified Termination, in which case, the Option shall terminate on the earlier of (a) the date that is three (3) months following the date of such Qualified Termination or (b) the Expiration Date, and, to the extent permitted by applicable law, the vesting of the Option shall be accelerated and the Option shall be fully exercisable as of the day immediately prior to the Qualified Termination; or

(7)    the Company determines, in its sole discretion at any time during the term of this Option, in writing, to otherwise extend the period of time during which this Option will vest and may be exercised after termination of your employment; provided, that, in no event shall any such extension extend the term of this Option beyond the Expiration Date set forth on the Award Notice and in this Agreement.

However, in any and all circumstances and except to the extent the Vesting Schedule has been accelerated by the Company in its sole discretion during the term of this Option or as a result of your Permanent and Total Disability or death as provided in Sections IV(A)(1) or IV(A)(2) above, respectively, [as a result of your Voluntary Termination as provided in Section IV(A)(5) above,]* as a result of a Change of Control as provided in Section IV(A)(6) above or as otherwise determined by the Company in the exercise of its discretion as provided in Section IV(A)(7) above, this Option may be exercised following termination of your employment only as to that number of Shares as to which it was exercisable on the date of termination of your employment under the provisions of Section I of this Agreement.

(B)    For purposes of this Option:

(1) “termination of your employment” shall mean the last date you are either an active employee of the Company or an Affiliate or actively engaged as a Director to the Company or an Affiliate; in the event of termination of your employment (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you

iii Section IV (A) (5) of this Agreement is not applicable to awards identified by the Administrator as new hire, retention or promotion grants and the provisions of such selection shall be reserved and references thereto identified by an asterisk (*) shall be omitted from the agreements evidencing such grants.

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

are employed or the terms of your employment agreement, if any), your right to receive options and vest under the Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period (e.g., active employment would not include any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any). Your right, if any, to exercise the Option after termination of employment will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law. The Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of this Agreement (including whether you may still be considered to be providing services while on a leave of absence);

(2)  “Cause” shall mean (i) your conviction of a felony (or similar crime under applicable law, as determined by the Company), or (ii) your engaging in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out your duties, resulting, in either case, in material economic harm to the Company or any Affiliate, unless you believed in good faith that such conduct was in, or not contrary to, the best interests of the Company or any Affiliate. For purposes of clause (ii) above, no act, or failure to act, on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith;

(3) “Permanent and Total Disability” shall have the meaning ascribed to such term under Section 22(e)(3) of the Code and with such permanent and total disability being certified prior to termination of your employment by (a) the U.S. Social Security Administration, (b) the comparable governmental authority applicable to an Affiliate, (c) such other body having the relevant decision-making power applicable to an Affiliate, or (d) an independent medical advisor appointed by the Company in its sole discretion, as applicable, in any such case;

(4)  “Qualified Termination” shall mean

(a)    if you are an employee who participates in the Change of Control Plan (as defined below), your termination of employment within two (2) years following a Change of Control (i) by the Company other than for Cause, Disability (as defined below) or as a result of your death, or (ii) by you for Good Reason (as defined in the Change of Control Plan); or
(b)    if you are an employee who does not participate in the Change of Control Plan or the Change of Control Plan is no longer in effect, your termination of employment within two (2) years following a Change of Control by the Company other than for Cause, Disability (as defined below) or as a result of your death;
(5) “Change of Control” shall mean the occurrence of any of the following:
(a)    the acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or any of its Affiliates, or any employee benefit plan of the Company or any of its Affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or
(b)    the consummation by the Company of a reorganization, merger, consolidation, (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities) or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.
Notwithstanding anything herein or in any Award Agreement to the contrary, if a Change of Control constitutes a payment event with respect to any Award that is subject to United States income tax and which provides for a deferral of compensation that is subject to Section 409A of the Code, the transaction or event described in subsection (a) or (b), (c) above must also constitute a “change in control event,” as defined in U.S. Treasury Regulation §1.409A-3(i)(5), in order to constitute a Change of Control for purposes of payment of such Award.

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

(6) “Change of Control Plan” shall mean the Company’s change of control and severance plan, including the Amgen Inc. Change of Control Severance Plan, as amended and restated, effective as of December 9, 2010 (and any subsequent amendments thereto), or any equivalent plan governing the provision of benefits to eligible employees upon the occurrence of a Change of Control (including resulting from a termination of employment that occurs within a specified time period following a Change of Control), as in effect immediately prior to a Change of Control; and
(7) “Disability” shall be determined in accordance with the Company’s long-term disability plan as in effect immediately prior to a Change of Control.
V.    (A)    To the extent specified above, this Option may be exercised by delivering a notice of exercise in person, by mail, via electronic mail or facsimile or by other authorized method designated by the Company, together with the exercise price to the Company Stock Administrator, or to such other person as the Company Stock Administrator may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to Section 7.2(b) of the Plan.

(B)    Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax Obligations”), you acknowledge that the ultimate liability for all Tax Obligations is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company and/or your Employer. You further acknowledge that the Company and/or your Employer: (a) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option grant, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax Obligations or achieve any particular tax result. Furthermore, if you become subject to tax in more than one jurisdiction, you acknowledge that the Company and/or your Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction.

(C)    Prior to any relevant taxable or tax withholding event, as applicable, you shall pay or make adequate arrangements satisfactory to the Company and/or your Employer to satisfy all Tax Obligations. In this regard, you authorize the Company and/or your Employer, or their respective agents, at their discretion, to satisfy all applicable Tax Obligations by one or a combination of the following:

(1)    withholding from your wages or other cash compensation paid to you by the Company and/or your Employer;

(2)    withholding from proceeds of the sale of Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or

(3)    withholding in Shares to be issued or cash to be paid upon exercise of the Option, provided that, if Shares are withheld, the Company and your Employer shall only withhold an amount of Shares with a fair market value equal to the Tax Obligations.

Depending on the withholding method, the Company may withhold or account for Tax Obligations by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates. If the Tax Obligations are satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax Obligations due as a result of any aspect of your participation in the Plan.

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

(D)    Finally, you shall pay to the Company or your Employer any amount of Tax Obligations that the Company or your Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. You agree to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section V. Notwithstanding anything to the contrary contained herein, the Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if you fail to comply with your obligations in connection with the Tax Obligations.

VI.        This Option is not transferable, except by will or the laws of descent and distribution, and is exercisable during your life only by you except if you have named a trust created for the benefit of you, your spouse, or members of your immediate family (a “Trust”) as beneficiary of this Option, this Option may be exercised by the Trust after your death.

VII.        Any notices provided for in this Option or the Plan shall be given in writing or electronically and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail or equivalent foreign postal service, postage prepaid, addressed to you at such address as is currently maintained in the Company’s records or at such other address as you hereafter designate by written notice to the Company Stock Administrator. Such notices may be given using any automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, as approved by the Company.

VIII.        This Option is subject to all the provisions of the Plan and its provisions are hereby made a part of this Option, including without limitation the provisions of Articles 6 and 7 of the Plan relating to Options, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Option and those of the Plan, the provisions of the Plan shall control.
IX.        You hereby expressly consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Option for the exclusive purpose of implementing, administering and managing your participation in the Plan. In order for the Company and your Employer to facilitate your participation in the Plan, the Company and your Employer must collect and use personal data about you. In accordance with applicable laws, reasonable security measures will be implemented and maintained to protect the security of your personal data; however, you understand that absolute security cannot be guaranteed.
You understand that the Company and your Employer may hold certain personal information about you, including your name, home address and telephone number, email address, date of birth, social insurance number (to the extent permitted under applicable local law), passport or other identification number, salary, nationality, job title/work history/service periods, residency status, citizenship, tax withholding and payroll data, any shares of stock or directorships held in the Company, details of all equity compensation or any other entitlement to Shares awarded, cancelled, vested, unvested or outstanding in your favor, for the purposes of implementing, administering and managing the Plan (“personal data”).
You authorize the transfer of your personal data to Merrill Lynch Bank & Trust Co., FSB (or any successor thereto), and any other third parties which may assist the Company (presently or in the future) with implementing, administering and managing your participation in the Plan to receive, possess, use, retain and transfer your personal data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such personal data as may be required to any other broker, escrow agent or other third party with whom the Shares received upon exercise of this Option may be deposited. You understand that such authorized recipients of your personal data may be located in countries that do not provide the same level of data privacy laws and protections as the country in which your personal data originated. Where permitted by applicable law, you may, at any time, request access or correction to, or destruction or data portability of your personal data by contacting in writing your local human resources representative. You understand that the only consequence of refusing or withdrawing your consent is the Company would not be able to grant you Units or other equity awards or administer or maintain such awards. Your participation in the Plan is entirely voluntary. Your employment status or service with the Employer will not be affected if you do not consent. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

X.    The terms of this Option shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws. For purposes of litigating any dispute that arises hereunder, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of the State of Delaware, or the federal courts for the United States for the federal district located in the State of Delaware, and no other courts, where this Option is made and/or to be performed.
XI.Notwithstanding any provision of this Option to the contrary, if you are employed by the Company or an Affiliate in any of the countries identified in the attached Appendix A (which constitutes a part of this Agreement), are subject to the laws of any foreign jurisdiction, or relocate to one of the countries included in the attached Appendix A, the Option granted hereunder shall be subject to any special terms and conditions for your country set forth in Appendix A and the following additional terms and conditions:

a.
the terms and conditions of this Option, including Appendix A, are deemed modified to the extent necessary or advisable to comply with applicable foreign laws or facilitate the administration to the Plan;

b.
if applicable, the effectiveness of this Option is conditioned upon its compliance with any applicable foreign laws, regulations, rules or local governmental regulatory exemption and subject to receipt of any required foreign regulatory approvals; and

c.
the Company may take any other action before or after the date of this Option that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.

XII. (A)    In accepting this Option, you acknowledge, understand and agree that:
(1)    the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;

(2)    the grant of this Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of options, or benefits in lieu of options even if options have been awarded in the past;

(3)    all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(4)    your participation in the Plan is voluntary;

(5)    the grant of Options, the underlying Shares, and the income from and value of same, are not intended to replace any pension rights or compensation;

(6)    neither the grant of options nor any provision of this Option, the Plan or the policies adopted pursuant to the Plan confer upon you any right with respect to employment or continuation of current employment and shall not interfere with the ability of the Employer to terminate your employment or service relationship (if any) at any time;

(7)    in the event that you are not an employee of the Company or any Affiliate, the Option shall not be interpreted to form an employment contract or relationship with the Company or any Affiliate;

(8)    the future value of the underlying Shares is unknown, indeterminable, and cannot be predicted with certainty;

(9)    if the underlying Shares do not increase in value, this Option will have no value; if you exercise this Option and obtain Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Grant Price per Share;

(10)    in consideration of the grant of this Option, no claim or entitlement to compensation or damages arises from forfeiture of options resulting from termination of your employment by the Company or an Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

in the jurisdiction where you are employed or the terms of your employment agreement, if any), and you irrevocably release the Company and your Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, you shall be deemed irrevocably to have waived your entitlement to pursue such claim;

(11)    unless otherwise agreed with the Company, the Options, the underlying Shares, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate of the Company;

(12)     except as otherwise provided in this Agreement or the Plan, the Options and the benefits evidenced by this Agreement do not create any entitlement to have the Options or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and

(13)    the following provisions apply only if you are providing services outside the United States:

(i)    for employment law purposes outside the United States, the Option, underlying Shares, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including but not limited to for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar mandatory payments; and

(ii)    neither the Company, the Employer nor any Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Option or of any amounts due to you pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise of the Option.

(B)    The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

XIII.If one or more of the provisions of this Option shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Option to be construed so as to foster the intent of this Option and the Plan.
XIV.By electing to accept this Agreement, you acknowledge that you are sufficiently proficient in English to understand the terms and conditions of this Agreement. Furthermore, if you have received this Option or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
XV.This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A, but rather is intended to be exempt from the application of Code Section 409A. To the extent that this Option is nevertheless deemed to be subject to Code Section 409A for any reason, this Option shall be interpreted in accordance with Code Section 409A and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date. Notwithstanding any provision herein to the contrary, in the event that following the Grant Date, the Committee (as defined in the Plan) determines that this Option may be or become subject to Code Section 409A, the Committee may adopt such amendments to the Plan and/or this Option or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Plan and/or this Option from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to this Option, or (b) comply with the requirements of Code Section 409A; provided, however, that this paragraph shall not create an obligation on the part of the Committee to adopt any such amendment, policy or procedure or take any such other action.

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

XVI.By electing to accept this Option, you acknowledge receipt of this Option and hereby confirm your understanding that the terms set forth in this Option constitute, subject to the terms of the Plan, which terms shall control in the event of any conflict between the Plan and this Option, the entire agreement and understanding of the parties with respect to the matters contained herein and supersede any and all prior agreements, arrangements and understandings, both oral and written, between the parties concerning the subject matter of this Option. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan (including this Agreement) by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
XVII.The Company reserves the right to impose other requirements on your participation in the Plan, on this Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
XVIII.This Option and all compensation payable with respect to it shall be subject to recovery by the Company pursuant to any and all of the Company’s policies with respect to the recovery of compensation, as they shall be in effect and may be amended from time to time, to the maximum extent permitted by applicable law.
XIX.You acknowledge that a waiver by the Company of breach of any provision of this Option shall not operate or be construed as a waiver of any other provision of this Option, or of any subsequent breach by you or any other grantee.
Very truly yours,

AMGEN INC.

By______________________________
Duly authorized on behalf
of the Board of Directors

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

APPENDIX A

ADDITIONAL TERMS AND CONDITIONS OF THE
AMENDED AND RESTATED
AMGEN INC. 2009 EQUITY INCENTIVE PLAN,
AS AMENDED AND/OR RESTATED FROM TIME TO TIME

GRANT OF STOCK OPTION
(BY COUNTRY)

Certain capitalized terms used but not defined in this Appendix A shall have the meanings set forth in the Plan and/or the Agreement to which this Appendix is attached.

TERMS AND CONDITIONS

This Appendix includes additional terms and conditions that govern any Options granted under the Plan if, under applicable law, you are a resident of, are deemed to be a resident of or are working in one of the countries listed below.  Furthermore, the additional terms and conditions that govern any Options granted hereunder may apply to you if you transfer employment and/or residency to one of the countries listed below and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to you.

NOTIFICATIONS

This Appendix also includes notifications relating to exchange control and other issues of which you should be aware with respect to your participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the countries to which this Appendix refers as of October 2017. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the notifications herein as the only source of information relating to the consequences of your participation in the Plan because the information may be outdated when you exercise the Options and acquire Shares under the Plan, or when you subsequently sell Shares acquired under the Plan.

In addition, the notifications are general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. Finally, if you are a citizen or resident of a country other than the one in which you are currently residing and/or working or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you or you may be subject to the provisions of one or more jurisdictions.

ALL NON-U.S. JURISDICTIONS

TERMS AND CONDITIONS

Method of Exercise. The following provision replaces Section II(3):

To the extent permitted by applicable statutes and regulations, payment of the exercise price per Share is due in full in cash or check upon exercise of all or any part of this Option which has become exercisable by you. Due to legal restrictions outside the U.S., you are not permitted to pay the exercise price by delivery of already-owned Shares of a value equal to the exercise price of the Shares for which this Option is being exercised. Furthermore, payment may not be made by a combination of cash and already-owned Common Stock.

Appendix A-1

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

NOTIFICATIONS

Insider Trading Restrictions/Market Abuse Laws. You may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions including the United States and your country or your broker’s country, if different, which may affect your ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Options) or rights linked to the value of Shares during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions.  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you place before you possessed inside information. Furthermore you could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  You are responsible for ensuring your compliance with any applicable restrictions and you should speak with your personal legal advisor on this matter.

Foreign Asset/Account, Tax Reporting Information. Your country of residence may have certain foreign asset and/or account reporting requirements which may affect your ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received, or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside of your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You are responsible for ensuring your compliance with such regulations, and you should speak with your personal legal advisor on this matter.

ARGENTINA

TERMS AND CONDITIONS

Labor Law Acknowledgement.  The following provision supplements Section XII of the Agreement:

In accepting this Option, you acknowledge, understand and agree that the grant of the Option is made by the Company (not the Employer) in its sole discretion and that the value of the Option or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.

NOTIFICATIONS

Securities Law Information.  Neither the Option nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina.  The offer is private and not subject to the supervision of any Argentine governmental authority.

Exchange Control Information.  Exchange control regulations in Argentina are subject to frequent change.  You should consult with your personal legal advisor regarding any exchange control obligations that you may have prior to receiving proceeds from the sale of Shares or dividends.  You must comply with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with your participation in the Plan.

AUSTRALIA

NOTIFICATIONS

Securities Law Information. If you acquire Shares under the Plan and offer the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. You should consult with your own legal advisor before making any such offer in Australia.

Appendix A-2

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

Tax Information. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the Options granted under the Plan, such that the Options are intended to be subject to deferred taxation.

Exchange Control Information. If you are an Australian resident, exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on your behalf. If there is no Australian bank involved in the transfer, you will be required to file the report.

AUSTRIA

NOTIFICATIONS

Exchange Control Information.  If you are an Austrian resident and you hold Shares acquired under the Plan outside of Austria, you must submit a report to the Austrian National Bank. An exemption applies if the value of the Shares as of any given quarter does not meet or exceed €30,000,000 or if the value of the Shares in any given year as of December 31 does not meet or exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The quarterly reporting date is as of the last day of the respective quarter and the deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The annual reporting date is December 31 and the deadline for filing the annual report is January 31 of the following year.

A separate reporting requirement applies when you sell Shares acquired under the Plan or receive a cash dividend paid on such Shares. In that case, there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all cash accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

BELGIUM

NOTIFICATIONS

Taxation of the Option. Your tax consequences will vary depending on when you accept the Option. If you accept the Option in writing within 60 days of the offer date, you will be subject to taxation on the offer date. If you accept the Option more than 60 days after the offer date, you will be subject to taxation at exercise. Please refer to the additional materials that will be delivered to you for a more detailed description of the tax consequences of accepting the Option. You should consult your personal tax advisor prior to accepting the Option.

Tax Reporting; Foreign Asset/Account Reporting Information.  If you are a Belgian resident, you are required to report any taxable income attributable to the Option granted hereunder on your annual tax return. You are also required to report any securities (e.g., Shares acquired under the Plan) held and bank accounts (including brokerage accounts) opened and maintained outside of Belgium on your annual tax return. In a separate report, you are required to provide the National Bank of Belgium with the account details of any such foreign accounts (including the account number, bank name and country in which such account was opened). This report, as well as information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

BRAZIL

TERMS AND CONDITIONS

Compliance with Law. By accepting the Option, you acknowledge that you agree to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the exercise of the Option, the sale of Shares acquired under the Plan and the payment of dividends on such Shares.

Appendix A-3

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

Nature of Grant. This provision supplements Section XII of the Agreement:

In accepting this Option, you acknowledge (i) that you are making an investment decision, (ii) that the Options will be exercisable by you only if the vesting conditions are met and any necessary services are rendered by you during the vesting period set forth in the Vesting Schedule, and (iii) that the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to you.

NOTIFICATIONS

Exchange Control Information. If you are resident or domiciled in Brazil, you will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights equals or exceeds US$100,000. If such amount exceeds US$100,000,000, the referenced declaration must be submitted quarterly. Assets and rights that must be reported include the following: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including Shares acquired under the Plan; (vii) financial derivatives investments; and (viii) other investments, such as real estate. Please note that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil. Individuals holding assets and rights outside of Brazil valued at less than US$100,000 are not required to submit a declaration.

BULGARIA

NOTIFICATIONS

Exchange Control Information. If funds are remitted to purchase Shares abroad, a declaration of the purpose of the remittance must be provided to the local bank that is transferring the funds. If the funds are remitted to a bank outside the European Union and the amount exceeds BGN 30,000, documentation evidencing the underlying transaction (for instance a copy of the option agreement) must be provided.

Foreign Asset/Account Reporting Information. You will be required to annually file statistical forms with the Bulgarian National Bank regarding your receivables in bank accounts abroad as well as your securities abroad (e.g., Shares acquired under the Plan) if the total sum of all such receivables and securities equals or exceeds BGN 50,000 as of the previous calendar year-end.  The reports are due by March 31. You should contact your bank in Bulgaria for additional information regarding this requirement.

CANADA

TERMS AND CONDITIONS

Form of Payment.  Due to legal restrictions in Canada, you are prohibited from surrendering Shares that you already own to pay the exercise price or any Tax Obligations in connection with the Option.

Termination of Employment. Section IV(B)(1) of the Agreement is amended to read as follows:

(1) “termination of your employment” shall mean the last date you are either an active employee of the Company or an Affiliate or actively engaged as Director to the Company or an Affiliate; in the event of involuntary termination of your employment (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), your right to receive the Option and vest under the Plan, if any, will terminate effective as of the date that is the earlier of: (1) the date you receive notice of termination of employment from the Company or your Employer, or (2) the date you are no longer actively employed by the Company or your Employer regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law). Your right, if any, to acquire Shares pursuant to the Option after termination of employment will be

Appendix A-4

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law.

The following provisions will apply to you if you are a resident of Quebec:

Language Consent.  The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention (« Agreement »), ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy Notice.  This provision supplements Section IX of the Agreement:

You hereby authorize the Company and the Company’s representative to discuss with and obtain all relevant information from all personnel (professional or not) involved in the administration and operation of the Plan. You further authorize the Company and your Employer to disclose and discuss your participation in the Plan with their advisors. You also authorize the Company and your Employer to record such information and keep it in your employee file.

NOTIFICATIONS

Securities Law Information. You are permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided that the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (e.g., the NASDAQ Global Select Market).

Foreign Asset/Account Reporting Information. Specified foreign property, including Shares, Options and other rights to receive Shares of a non-Canadian company held by a Canadian resident employee generally must be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the employee’s specified foreign property exceeds C$100,000 at any time during the year. Thus, such Options must be reported – generally at nil cost – if the C$100,000 cost threshold is exceeded because other specified foreign property is held by the employee. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if the employee owns other shares of the same company, this ACB may have to be averaged with the ACB of the other shares.

CHINA

TERMS AND CONDITIONS

The following terms apply only to nationals of the People’s Republic of China (the “PRC”) residing in the PRC:

Method of Exercise.  Due to legal restrictions in the PRC, you will be required to pay the exercise price for any Shares subject to the Option granted hereunder by a cashless sell-all exercise, such that all Shares will be sold immediately upon exercise and the cash proceeds of sale, less the exercise price, any Tax Obligations and broker’s fees or commissions, will be remitted to you. The Company reserves the right to provide additional methods of exercise depending on local developments.

Exchange Control Requirements. You understand and agree that, pursuant to PRC exchange control requirements, you will be required to repatriate the cash proceeds from the sale of the Shares issued upon the exercise of the Option to China. You further understand that, under applicable laws, such repatriation of your cash proceeds will need to be effectuated through a special exchange control account established by the Company or any Affiliate, including your Employer, and you hereby consent and agree that any proceeds from the sale of the Shares may be transferred to such special account prior to being delivered to you. You also understand that the Company will deliver the proceeds to you as soon as possible, but that there may be delays in distributing the funds to you due to exchange control requirements

Appendix A-5

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

in China. Proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to you in local currency, the Company is under no obligation to secure any particular currency conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. You agree to bear any currency fluctuation risk between the date the Option is exercised and the time that (i) the Tax Obligations are converted to local currency and remitted to the tax authorities, and (ii) net proceeds are converted to local currency and distributed to you. You acknowledge that neither the Company nor any Affiliate will be held liable for any delay in delivering the proceeds to you. You agree to sign any agreements, forms and/or consents that may be requested by the Company or the Company’s designated broker to effectuate any of the remittances, transfers, conversions or other processes affecting the proceeds. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

COLOMBIA

NOTIFICATIONS

Securities Law Information. The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.

Exchange Control Information. Investment in assets located abroad (such as Shares acquired under the Plan) does not require prior approval from the Central Bank (Banco de la República). Nonetheless, such investments are subject to exchange control regulations. If you are a Colombian resident and the value of your aggregate investments held abroad (including Shares) equals or exceeds US$500,000 as of December 31 of the applicable calendar year, these investments must be registered with the Central Bank. Upon the sale or other disposition of investments (including Shares and dividends) which have been registered with the Central Bank, the registration with the Central Bank must be cancelled no later than March 31 of the year following the year of the sale or disposition (or a fine of up to 200% of the value of the infringing payment will apply). When investments held abroad are sold or otherwise disposed of, regardless of whether they have been registered with the Central Bank, Colombian residents must repatriate the proceeds to Colombia by selling currency to a Colombian bank and filing the appropriate form.

CROATIA

NOTIFICATIONS

Exchange Control Information. Croatian residents may be required to report any foreign investments (including Shares acquired under the Plan) to the Croatian National Bank for statistical purposes. You should be aware that exchange control regulations in Croatia are subject to frequent change and you are solely responsible for ensuring your continued compliance with current Croatian exchange control laws.

CZECH REPUBLIC

NOTIFICATIONS

Foreign Asset/Account Reporting Information.  Proceeds from the sale of Shares and any dividends paid on such Shares may be held in a cash account abroad and you are no longer required to report the opening and maintenance of a foreign account to the Czech National Bank (the “CNB”), unless the CNB notifies you specifically that such reporting is required. Upon request of the CNB, you may need to file a notification within fifteen (15) days of the end of the calendar quarter in which you acquire Shares.

Appendix A-6

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

DENMARK

TERMS AND CONDITIONS

Danish Stock Option Act. In accepting this Option, you acknowledge that you have received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act. To the extent more favorable to you and required to comply with the Stock Option Act, the terms set forth in the Employer Statement will apply to your participation in the Plan.

NOTIFICATIONS

Exchange Control Information.  If you establish an account holding Shares or an account holding cash outside of Denmark, you must report the account to the Danish tax authorities. The form which should be used in this respect can be obtained from a local bank. (These obligations are separate from and in addition to the obligations described below.)

Securities/Tax Reporting Information.  If you hold Shares acquired under the Plan in a brokerage account with a broker or bank (the “depositary”) outside of Denmark, you are required to inform the Danish tax authorities about the account by signing and filing a Form V (Erklaering V). It is only necessary to submit a Form V the first time securities are deposited with a depositary outside of Denmark. However, if the securities are transferred to a different depositary or if you begin using a new depositary, a new Form V will be required.

The depositary may sign a statement according to which the depositary undertakes an obligation, without further request, to forward certain information concerning the Shares on an annual basis to the Danish tax authorities. However, if the depositary does not agree to sign such a statement, you will be personally responsible for submitting the required information as an attachment to your annual income tax return. By signing the Form V, you authorize the Danish tax authorities to examine the account. Generally, the Form V must be submitted by the depositary no later than on February 1 of the year following the calendar year to which the information relates. However, if you are responsible for submitting the required information, you must submit it as an attachment to your annual income tax return. A sample of Form V can be found at the following website: www.skat.dk.

In addition, if you open a brokerage or bank account with a U.S. bank, the account will be treated as a “deposit account” because cash can be held in the account. Therefore, you also must file a Form K (Erklaering K) with the Danish tax authorities. By signing the Form K, you authorize the Danish tax authorities to examine the account. A separate form must be submitted for each account held outside of Denmark that holds Shares or cash which are taxable in Denmark. A sample of Form K can be found at the following website: www.skat.dk.

If you exercise the Option by means of the cashless method of exercise, you are not required to file a Form V because you will not hold any Shares. However, if you open a deposit account with a foreign broker or bank to hold the cash proceeds, you are required to file a Form K as described above.

EGYPT

NOTIFICATIONS

Exchange Control Information. If you transfer funds into or out of Egypt in connection with the exercise of the Option, you are required to transfer the funds through a registered bank in Egypt.

FINLAND

There are no country-specific provisions.

Appendix A-7

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

FRANCE

TERMS AND CONDITIONS

Language Consent. By accepting the grant, you confirm having read and understood the Plan and Agreement which were provided in the English language. You accept the terms of these documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant l’attribution, vous confirmez avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause.

NOTIFICATIONS

Foreign Asset/Account Reporting Information. French residents and non-residents must declare to the Customs Authorities the cash and securities they import or export without the use of a financial institution when the value of such cash or securities exceeds €10,000. French residents also must report all foreign bank and brokerage accounts on an annual basis (including accounts opened or closed during the tax year) on a specific form together with the income tax return. Failure to comply could trigger significant penalties.

GERMANY

NOTIFICATIONS

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of Shares or the receipt of dividends), the report must be made by the 5th day of the month following the month in which the payment was received and must be filed electronically. The form of report (Allgemeines Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. You are responsible for satisfying any applicable reporting obligation.

GREECE

NOTIFICATIONS

Exchange Control Information. If you exercise the Option through a cash exercise, withdraw funds from a bank in Greece and remit those funds out of Greece (in an amount exceeding €50,000), you may be required to submit a written application to the bank. The application will likely need to contain the following information: (i) amount and currency to be remitted; (ii) account to be debited; (iii) name and contact information of the beneficiary (the person or corporation to whom the funds are to be remitted); (iv) bank of the beneficiary with address and code number; (v) account number of the beneficiary; (vi) details of the payment such as the purpose of the transaction (e.g., exercise of Option); and (vii) expenses of the transaction.

If you exercise the Option by way of a cashless method of exercise as described in Section II(2)(ii) of the Agreement, this application will not be required because no funds will be remitted out of Greece.
HONG KONG

TERMS AND CONDITIONS

Sale of Shares.  Shares received at exercise are accepted as a personal investment. In the event that Shares are issued in respect of the Options within six (6) months of the Grant Date, you agree that you will not offer to the public or otherwise dispose of the Shares prior to the six (6)-month anniversary of the Grant Date.

Appendix A-8

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

NOTIFICATIONS

SECURITIES WARNING:  The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You should exercise caution in relation to the offer. If you are in doubt about any of the contents of the Agreement, including this Appendix, or the Plan, you should obtain independent professional advice. The Option and any Shares issued in respect of the Option do not constitute a public offering of securities under Hong Kong law and are available only to members of the Board and Employees. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Option and any documentation related thereto are intended solely for the personal use of each member of the Board and/or Employee and may not be distributed to any other person.

HUNGARY

There are no country-specific provisions.

ICELAND

TERMS AND CONDITIONS

Method of Exercise.  Due to legal restrictions in Iceland, you will be required to pay the exercise price for any Shares subject to the Option granted hereunder by a cashless sell-all exercise, such that all Shares will be sold immediately upon exercise and the cash proceeds of sale, less the exercise price, any Tax Obligations and broker’s fees or commissions, will be remitted to you. The Company reserves the right to provide additional methods of exercise depending on local developments.

NOTIFICATIONS

Exchange Control Information. Approval by the Central Bank of Iceland is no longer required to participate in the Plan, regardless of the value of the Shares acquired under the Plan. Despite the recent relaxation of the exchange control requirements, you should consult with your personal advisor to ensure compliance with applicable exchange control regulations in Iceland as such regulations are subject to frequent change. You are responsible for ensuring compliance with all exchange control laws in Iceland.

INDIA

TERMS AND CONDITIONS

Method of Exercise.  Due to legal restrictions in India, you will not be permitted to pay the exercise price for Shares subject to the Option granted hereunder by a cashless “sell-to-cover” procedure, under which method a number of Shares with a value sufficient to cover the exercise price, brokerage fees and any applicable Tax Obligations would be sold upon exercise and you would receive only the remaining Shares subject to the exercised Option. The Company reserves the right to permit this procedure for payment of the exercise price in the future, depending on the development of local law.

NOTIFICATIONS

Exchange Control Information.  If you remit funds out of India to purchase Shares at exercise of the Option granted hereunder, you are responsible for complying with applicable exchange control regulations. In particular, it will be your obligation to determine whether approval from the Reserve Bank of India is required prior to exercise or whether you have exhausted the investment limit of US$250,000 for the relevant fiscal year.

You understand that you must repatriate any cash dividends paid on Shares acquired under the Plan to India within one hundred and eighty (180) days of receipt, and any proceeds from the sale of Shares acquired under the Plan within

Appendix A-9

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

ninety (90) days of receipt, or such other period of time as may be required under applicable regulations. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency, and you must maintain the FIRC as proof of repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is your responsibility to comply with these requirements.

Foreign Asset/Account Reporting Information. You are required to declare foreign bank accounts and any foreign financial assets (including Shares held outside of India) in your annual tax return. It is your responsibility to comply with this reporting obligation and you should consult your personal tax advisor in this regard.

IRELAND

TERMS AND CONDITIONS

Nature of Grant.  This provision supplements Section XII of the Agreement:

In accepting this Option, you acknowledge that the benefits received under the Plan will not be taken into account for any redundancy or unfair dismissal claim.

ITALY

TERMS AND CONDITIONS

Method of Exercise.  Due to legal restrictions in Italy, you will be required to pay the exercise price for any Shares subject to the Option granted hereunder by a cashless sell-all exercise, such that all Shares will be sold immediately upon exercise and the cash proceeds of sale, less the exercise price, any Tax Obligations and broker’s fees or commissions, will be remitted to you. The Company reserves the right to provide additional methods of exercise depending on local developments.

Data Privacy Notice. The following provision replaces Section IX of the Agreement:

Pursuant to Section 13 of Legislative Decree no. 196/2003, you understand that your Employer, the Company and any Affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, email address, date of birth, social insurance (to the extent permitted under Italian law), passport or other identification number, salary, nationality, job title/work history/service periods, residency status, citizenship, tax withholding and payroll data, any shares or directorships held in the Company or any Affiliate, details of all Awards granted, or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).

You also understand that providing the Company with Data is necessary for the performance of the Plan, which represents the legal basis for the collection, use, processing and transfer of the Data, and that your refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. The Controller of personal data processing is Amgen Inc., with registered offices at One Amgen Center Drive, Thousand Oaks, California 91320, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its Representative in Italy for privacy purposes is Amgen S.r.L., with registered offices at Via Tazzoli, 6 – 20154 Milan, Italy.

You understand that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. You understand that Data may also be transferred to the independent registered public accounting firm engaged by the Company. You further understand that the Company and/or any Affiliate will transfer Data among themselves as necessary for the purpose of implementing, administering and managing your participation in the Plan, and that the Company and/or any Affiliate may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom you may elect to deposit any Shares acquired at exercise of the Option. Such recipients may receive, possess, use, retain,

Appendix A-10

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing your participation in the Plan. You understand that these recipients may be located in or outside of the European Economic Area, such as in the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

You understand that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto, as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. You understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, you have the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing. You also understand that you have the right to data portability and to lodge a complaint with the Italian supervisory authority.

Furthermore, you are aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting your local human resources representative.

Nature of Grant. In accepting this Option, you acknowledge that (1) you have received a copy of the Plan, the Agreement and this Appendix; (2) you have reviewed the applicable documents in their entirety and fully understand the contents thereof; and (3) you accept all provisions of the Plan, the Agreement and this Appendix.

For the Option granted, you further acknowledge that you have read and specifically and explicitly approve, without limitation, the following Sections of the Option Agreement: Section I, Section IV, Section V, Section IX (as replaced by the above notice), Section X, Section XII, Section XIII, Section XIV and Section XVII.

NOTIFICATIONS

Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Foreign Financial Assets Tax. The fair market value of any Shares held outside of Italy is subject to a foreign assets tax. The fair market value is considered to be the value of the Shares on the NASDAQ Global Select Market on December 31 of the applicable year in which you held the Shares (or when the Shares are acquired during the course of the year, the tax is levied in proportion to the actual days of holding over the calendar year). You should consult with your personal tax advisor about the foreign financial assets tax.

JAPAN

NOTIFICATIONS

Exchange Control Information. If you acquire Shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the Shares.

Appendix A-11

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

In addition, if you pay more than ¥30,000,000 in a single transaction for the purchase of Shares when you exercise the Option, you must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.

A Payment Report is required independently from a Securities Acquisition Report. Therefore, if the total amount that you pay upon a one-time transaction for exercising the Option and purchasing Shares exceeds ¥100,000,000, then you must file both a Payment Report and a Securities Acquisition Report.

Foreign Asset/Account Reporting Information. You will be required to report to the Japanese tax authorities details of any assets held outside of Japan as of December 31st (including any Shares acquired under the Plan) to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15 each year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether you will be required to include in the report details of any outstanding Options, Shares or cash that you hold.

JORDAN

There are no country-specific provisions.

KOREA

NOTIFICATIONS

Foreign Asset/Account Reporting Information. You are required to declare all foreign financial accounts (e.g. non-Korean bank accounts, brokerage accounts holding Shares, etc.) to the Korean tax authority and file a report regarding such accounts if the monthly balance of such accounts exceeds KRW1,000,000,000 (or an equivalent amount in foreign currency) on any month-end date during a calendar year. It is your responsibility to comply with this reporting obligation and you should consult your personal tax advisor to ensure compliance with this requirement.

LATVIA

There are no country-specific provisions.

LEBANON

Securities Law Information. The Plan does not constitute the marketing or offering of securities in Lebanon pursuant to Law No. 161 (2011), the Capital Markets Law. Offerings under the Plan are being made only to eligible employees of the Employer, the Company or an Affiliate.

LITHUANIA

There are no country-specific provisions.

MEXICO

TERMS AND CONDITIONS

Acknowledgement of the Agreement.  In accepting the Option granted hereunder, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Option Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Appendix. You further acknowledge that you have read and specifically and expressly approve the terms and conditions of Section XII of the Agreement, in which the following is clearly described and established:

(1)    Your participation in the Plan does not constitute an acquired right.

Appendix A-12

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

(2)	The Plan and your participation in the Plan are offered by Amgen Inc. on a wholly discretionary basis.

(3)    Your participation in the Plan is voluntary.

(4)	Amgen Inc. and its Affiliates are not responsible for any decrease in the value of the Option granted and/or Shares issued under the Plan.

Labor Law Acknowledgement and Policy Statement.  In accepting the Option granted hereunder, you expressly recognize that Amgen Inc., with registered offices at One Amgen Center Drive, Thousand Oaks, California 91320, U.S.A., is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of Shares do not constitute an employment relationship between you and Amgen Inc. since you are participating in the Plan on a wholly commercial basis and your sole employer is Amgen Mexico S.A. de C.V. (“Amgen-Mexico”). Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and your Employer, Amgen-Mexico, and do not form part of the employment conditions and/or benefits provided by Amgen-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of Amgen Inc.; therefore, Amgen Inc. reserves the absolute right to amend and/or discontinue your participation in the Plan at any time without any liability to you.

Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against Amgen Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to Amgen Inc., its Affiliates, shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Spanish Translation

Reconocimiento del Otorgamiento.  Al aceptar cualquier Opción bajo el presente documento, usted reconoce que ha recibido una copia del Plan, que ha revisado el mismo en su totalidad, así como también el Acuerdo de Opción, incluyendo este Apéndice, además que comprende y está de acuerdo con todas las disposiciones tanto del Plan y del Opción, incluyendo este Apéndice. Asimismo, usted reconoce que ha leído y manifiesta específicamente y expresamente la conformidad con los términos y condiciones establecidos en la Sección XII del Acuerdo de Opción, en los que se establece y describe claramente que:

(1)	Su participación en el Plan de ninguna manera constituye un derecho adquirido.

(2)	El Plan y su participación en el mismo son ofrecidos por Amgen Inc. de forma completamente discrecional.

(3)    Su participación en el Plan es voluntaria.

(4)	Amgen Inc. y sus Afiliados no son responsables de ninguna disminución en el valor de la opción otorgada y/o de las Acciones Comunes emitidas mediante el Plan.

Reconocimiento de la Ley Laboral y Declaración de Política. Al aceptar cualquier Opción bajo el presente, usted reconoce expresamente que Amgen Inc., con oficinas registradas localizadas en One Amgen Center Drive, Thousand Oaks, California 91320, U.S.A., es la única responsable de la administración del Plan y que su participación en el mismo y la adquisición de Acciones Comunes no constituyen de ninguna manera una relación laboral entre usted y Amgen Inc., debido a que su participación en el Plan es únicamente una relación comercial y que su único empleador es Amgen Mexico S.A. de C.V. (“Amgen-México”). Derivado de lo anterior, usted reconoce expresamente que el Plan y los beneficios a su favor que pudieran derivar de la participación en el mismo, no establecen ningún derecho entre usted y su empleador, Amgen – México, y no forman parte de las condiciones laborales y/o los beneficios otorgados

Appendix A-13

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

por Amgen – México, y cualquier modificación del Plan o la terminación del mismo no constituirá un cambio o desmejora de los términos y condiciones de su trabajo.

Asimismo, usted entiende que su participación en el Plan es resultado de la decisión unilateral y discrecional de Amgen Inc., por lo tanto, Amgen Inc. se reserva el derecho absoluto de modificar y/o descontinuar su participación en el Plan en cualquier momento y sin ninguna responsabilidad para usted.

Finalmente, usted manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de Amgen Inc., por cualquier compensación o daños y perjuicios, en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia usted exime amplia y completamente a Amgen Inc. de toda responsabilidad, como así también a sus Afiliadas, accionistas, directores, agentes o representantes legales con respecto a cualquier demanda que pudiera surgir.

NETHERLANDS

NOTIFICATIONS

Securities Law Information.

NORWAY

There are no country-specific provisions.

POLAND

NOTIFICATIONS

Exchange Control Information.  Polish residents holding foreign securities (including Shares) and maintaining accounts abroad must file reports with the National Bank of Poland if the aggregate value of Shares and cash held in such foreign accounts exceeds PLN 7,000,000. If required, the reports are due on a quarterly basis by the 20th day following the end of each quarter and must be filed on special forms available on the website of the National Bank of Poland. In addition, Polish residents are required to transfer funds through a bank account in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently €15,000 (or PLN 15,000 if such transfer of funds is associated with the business activity of a consultant)). You must store all documents connected with any foreign exchange transactions you engage in for a period of five (5) years from the end of the year when such transactions were made. Penalties may apply for failure to comply with exchange control requirements.

PORTUGAL

TERMS AND CONDITIONS

Consent to Receive Information in English. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and Agreement.

Conhecimento da Lingua. Por meio do presente, eu declaro expressamente que tem pleno conhecimento da língua inglesa e que li, compreendi e livremente aceitei e concordei com os termos e condições estabelecidas no Plano e no Acordo.

Appendix A-14

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

PUERTO RICO

There are no country-specific provisions.

ROMANIA

NOTIFICATIONS

Exchange Control Information. Any transfer of funds exceeding €15,000 (whether via one transaction or several transactions that appear to be linked to each other) must be reported to the National Office for Prevention and Control of Money Laundering on specific forms by the relevant bank or financial institution. If you deposit proceeds from the sale of Shares or the receipt of dividends in a bank account in Romania, you may be required to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income. You should consult with a legal advisor to determine whether you will be required to submit such documentation to the Romanian bank.

RUSSIA

TERMS AND CONDITIONS

Method of Exercise.  Due to legal restrictions in Russia, you will be required to pay the exercise price for any Shares subject to the Option granted hereunder by a cashless sell-all exercise, such that all Shares will be sold immediately upon exercise and the cash proceeds of sale, less the exercise price, any Tax Obligations and broker’s fees or commissions, will be remitted to you. The Company reserves the right to provide additional methods of exercise depending on local developments.

Exchange Control Requirements. You understand and agree that, pursuant to Russian exchange control requirements, you will be required to repatriate to Russia the cash proceeds from the sale of the Shares issued to you upon exercise of the Option, unless such proceeds will be paid into and held in your brokerage account in the U.S., for example, for reinvestment purposes. As of January 1, 2018, cash proceeds from the sale of shares listed on one of the foreign stock exchanges on the list provided for by the Russian Federal law “On the Securities Market” (such as Shares acquired under the Plan) can also be paid directly to a foreign bank or brokerage account opened with a bank located in an Organisation for Economic Co-operation and Development (“OECD”) or Financial Action Task Force (“FATF”) country. Other statutory exceptions may apply, and you should consult with your personal legal advisory in this regard.

You agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in Russia.

Securities Law Requirements.  The Option granted hereunder, the Agreement, including this Appendix, the Plan and all other materials you may receive regarding your participation in the Plan or the Option granted hereunder do not constitute advertising or an offering of securities in Russia. The issuance of Shares under the Plan has not and will not be registered in Russia; therefore, Shares may not be offered or placed in public circulation in Russia.

In no event will Shares acquired under the Plan be delivered to you in Russia; all Shares will be maintained on your behalf in the United States.

You are not permitted to sell any Shares acquired under the Plan directly to a Russian legal entity or resident.

Data Privacy Notice. The following provision supplements Section IX of the Agreement:

You understand and agree that you must complete and return a Consent to Processing of Personal Data (the “Consent”) form to the Company. Further, you understand and agree that if you do not complete and return a Consent form to the Company, the Company will not be able to administer or maintain the Option. Therefore, you understand that refusing to complete a Consent form or withdrawing your consent may affect your ability to participate in the Plan.

Appendix A-15

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

NOTIFICATIONS

Foreign Asset/Account Reporting Information.  Russian residents are required to notify Russian tax authorities within one (1) month of opening, closing or changing the details of a foreign account. Russian residents also are required to report (i) the beginning and ending balances in such a foreign bank account each year and (ii) transactions related to such a foreign account during the year to the Russian tax authorities, on or before June 1 of the following year. The tax authorities can require you to provide appropriate supporting documents related to transactions in a foreign bank account. You are encouraged to contact your personal advisor before remitting your proceeds from participation in the Plan to Russia as exchange control requirements may change.

Anti-Corruption Legislation Information. Individuals holding public office in Russia, as well as their spouses and dependent children, may be prohibited from opening or maintaining a foreign brokerage or bank account and holding any securities, whether acquired directly or indirectly, in a foreign company (including Shares acquired under the Plan). You should consult with your personal legal advisor to determine whether this restriction applies to your circumstances.

SINGAPORE

TERMS AND CONDITIONS

Restriction on Sale and Transferability. You hereby agree that any Shares acquired pursuant to the Option will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to one or more exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”).

NOTIFICATIONS

Securities Law Information. The grant of the Option is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, on which basis it is exempt from the prospectus and registration requirements under the SFA, and is not made with a view to the Option being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Chief Executive Officer and Director Notification Requirement. The Chief Executive Officer (“CEO”) and the directors, associate directors (including alternate, substitute, associate and shadow directors) of a Singapore Affiliate are subject to certain notification requirements under the Singapore Companies Act. The CEO and directors must notify the Singapore Affiliate in writing of an interest (e.g., Options, Shares, etc.) in the Company or any related company within two (2) business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Shares are sold), or (iii) becoming the CEO or a director.

SLOVAK REPUBLIC

There are no country-specific provisions.

SLOVENIA

There are no country-specific provisions.

Appendix A-16

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

SPAIN

TERMS AND CONDITIONS

Nature of Grant.  The following provision supplements Section XII of the Agreement:

In accepting this Option, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.

You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant the Option under the Plan to individuals who may be members of the Board or Employees of the Company or its Affiliates throughout the world. The decision is a limited decision, which is entered into upon the express assumption and condition that the Option granted will not economically or otherwise bind the Company or any of its Affiliates on an ongoing basis, other than as expressly set forth in the Agreement, including this Appendix. Consequently, you understand that the Option granted hereunder is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant of the Option since the future value of the Option and the underlying Shares is unknown and unpredictable. In addition, you understand that the Option granted hereunder would not be made but for the assumptions and conditions referred to above; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of an Option or right to an Option shall be null and void.

Further, the vesting of the Option is expressly conditioned on your continued and active rendering of service, such that if your employment terminates for any reason whatsoever, the Option may cease vesting immediately, in whole or in part, effective on the date of your termination of employment (unless otherwise specifically provided in Section IV of the Agreement). This will be the case, for example, even if (1) you are considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (2) you are dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) you terminate service due to a change of work location, duties or any other employment or contractual condition; (4) you terminate service due to a unilateral breach of contract by the Company or an Affiliate; or (5) your employment terminates for any other reason whatsoever. Consequently, upon termination of your employment for any of the above reasons, you may automatically lose any rights to Options that were not vested on the date of your termination of employment, as described in the Plan and the Agreement.
You acknowledge that you have read and specifically accept the conditions referred to in Section IV of the Agreement.

NOTIFICATIONS

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Exchange Control Information. If you acquire Shares under the Plan, you must declare the acquisition to the Direccion General de Comercio e Inversiones (the “DGCI”). If you acquire the Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGCI for you; otherwise, you will be required to make the declaration by filing a D-6 form. You must declare ownership of any Shares with the DGCI each January while the Shares are owned and must also report, in January, any sale of Shares that occurred in the previous year for which the report is being made, unless the sale proceeds exceed the applicable threshold, in which case the report is due within one (1) month of the sale.

Foreign Asset/Account Reporting Information.  You are required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts if the value

Appendix A-17

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.

To the extent that you hold Shares and/or have bank accounts outside of Spain with a value in excess of €50,000 (for each type of asset) as of December 31 each year, you will be required to report information on such assets in your tax return (tax form 720) for such year.  After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported Shares or accounts increases by more than €20,000 or if you sell or otherwise dispose of any previously-reported Shares or accounts. If the value of such Shares and/or accounts as of December 31 does not exceed €50,000, a summarized form of declaration may be presented.

SWEDEN

There are no country-specific provisions.

SWITZERLAND

NOTIFICATIONS

Securities Law Information.  The Option is not intended to be publicly offered in or from Switzerland. Because this is a private offering in Switzerland, the Option is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Option (i) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (ii) may be publicly distributed nor otherwise made publicly available in Switzerland or (iii) have been or will be filed with, approved or supervised by any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

TAIWAN

NOTIFICATIONS

Exchange Control Information. You may acquire and remit foreign currency (including proceeds from the sale of Shares or the receipt of dividends) up to US$5,000,000 per year without justification. If the transaction amount is TWD500,000 or more in a single transaction, you must submit a Foreign Exchange Transaction Form. If the transaction amount is US$500,000 or more in a single transaction, you must also provide supporting documentation to the satisfaction of the remitting bank.

THAILAND

NOTIFICATIONS

Exchange Control Information. If you remit funds out of Thailand to exercise your Option, it is your responsibility to comply with applicable exchange control laws. Under current exchange control regulations, if you are a Thai resident, you may remit funds out of Thailand up to US$1,000,000 per year to purchase Shares (and otherwise invest in securities abroad) by submitting an application to an authorized agent, (i.e., a commercial bank authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency). The application includes the Foreign Exchange Transaction Form, a letter describing the Option, a copy of the Plan and related documents, and evidence showing the nexus between the Company and your Employer. If you use a method of exercise that does not involve remitting funds out of Thailand, this requirement does not apply.

Further, if proceeds from the sale of Shares or the receipt of any dividends exceed US$50,000 in a single transaction, you must (i) immediately repatriate such funds to Thailand and (ii) report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form. In addition, within three hundred and sixty (360) days of repatriation, you must either convert any funds repatriated to Thailand to Thai Baht or deposit the funds in a foreign exchange account with a Thai bank.

Appendix A-18

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

TURKEY

NOTIFICATIONS

Securities Law Information. The Option is made available only to Employees of the Company and its Affiliates, and the offer of participation in the Plan is a private offering. The grant of the Option and the issuance of Shares at exercise takes place outside of Turkey.

Exchange Control Information. Any activity related to investments in foreign securities (e.g., the sale of Shares under the Plan or the receipt of cash dividends paid in cash) must be conducted through a bank or financial intermediary institution licensed by the Turkish Capital Markets Board and should be reported to the Turkish Capital Markets Board by the bank or intermediary assisting with the transaction. You should contact a personal legal advisor for further information regarding these requirements.

UNITED ARAB EMIRATES

NOTIFICATIONS

Securities Law Information. Options under the Plan are granted only to select Board members and Employees of the Company and its Affiliates and are for the purpose of providing equity incentives. The Plan and the Agreement are intended for distribution only to such Board members and Employees and must not be delivered to, or relied on by, any other person. You should conduct your own due diligence on the Options offered pursuant to this Agreement. If you do not understand the contents of the Plan and/or the Agreement, you should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. Further, the Ministry of the Economy and the Dubai Department of Economic Development have not approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

TERMS AND CONDITIONS

Tax Withholding. This provision supplements Section V of the Agreement:

Without limitation to Section V of the Agreement, you agree that you are liable for all Tax Obligations and hereby covenant to pay all such Tax Obligations as and when requested by the Company or your Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and your Employer against any taxes that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.

Notwithstanding the foregoing, if you are an executive officer or director within the meaning of Section 13(k) of the Exchange Act, as amended from time to time, you understand that you may not be able to indemnify the Company or your Employer for the amount of income tax not collected from or paid by you, as it may be considered a loan. In the event that you are an executive officer or director and income tax is not collected from you within ninety (90) days after the end of the tax year in which the Taxable Event occurs, the amount of any uncollected income tax may constitute an additional benefit to you on which additional income tax and national insurance contributions (“NICs”) may be payable. You acknowledge that you are responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing your Employer for the value of any

Appendix A-19

Global NQSO Agreement – FILING VERSION 2018

Exhibit 10.4

NICs due on this additional benefit, which the Company or your Employer may recover from you by any of the means set forth in Section V of the Agreement.

If the maximum applicable withholding rate is used, any over-withheld amount may be credited to you by the Company or your Employer (with no entitlement to the Common Stock equivalent) or if not so credited, you may seek a refund from the local tax authorities.

Joint Election. As a condition of the Option granted hereunder, you agree to accept any liability for secondary Class 1 National Insurance Contributions (the “Employer NICs”), which may be payable by the Company or your Employer with respect to the exercise of the Option and issuance of Shares subject to the Option, the assignment or release of the Option for consideration, or the receipt of any other benefit in connection with the Option.

Without limitation to the foregoing, you agree to make an election (the “Election”), in the form specified and/or approved for such election by HMRC, that the liability for your Employer NICs payments on any such gains shall be transferred to you to the fullest extent permitted by law. You further agree to execute such other elections as may be required between you and any successor to the Company and/or your Employer. You hereby authorize the Company and your Employer to withhold such Employer NICs by any of the means set forth in Section V of the Agreement.

Failure by you to enter into an Election, withdrawal of approval of the Election by HMRC or a joint revocation of the Election by you and the Company or your Employer, as applicable, shall be grounds for the forfeiture and cancellation of the Option, without any liability to the Company or your Employer.

UNITED STATES

TERMS AND CONDITIONS

Nature of Grant. The following provision replaces Section IV(B)(1) of the Agreement:

(1) “termination of your employment” shall mean the last date you are either an active employee of the Company or an Affiliate or actively engaged as a Director of the Company or an Affiliate; in the event of termination of your employment (whether or not in breach of local labor laws), your right to exercise the Option and vest under the Plan, if any, will terminate effective as of the date that you are no longer actively employed; provided, however, that such right will be extended by any notice period mandated by law (e.g. the Worker Adjustment and Retraining Notification Act (“WARN Act”) notice period or similar periods pursuant to local law) and any paid administrative leave (as applicable), unless the Company shall provide you with written notice otherwise before the commencement of such notice period or leave. Your right, if any, to exercise the Option after termination of employment will be measured by the date of termination of your active employment; provided, however, that such right will be extended by any notice period mandated by law (e.g. the Worker Adjustment and Retraining Notification Act (“WARN Act”) notice period or similar periods pursuant to local law) and any paid administrative leave, unless the Company shall provide you with written notice otherwise before the commencement of such notice period or leave. Notwithstanding anything to the contrary herein, in no event shall the term of this Option extend beyond the Expiration Date set forth on the Award Notice and in this Agreement.

Appendix A-20

Global NQSO Agreement – FILING VERSION 2018